Exhibit 32.1

CERTIFICATE OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ENACTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Nexeo Solutions Holdings, LLC. (the “Company”) on Form 10-K for the period ended September 30, 2014, as filed with the Securities and Exchange Commission on December 5, 2014 (the “Report”), the undersigned, David A. Bradley, Chief Executive Officer (Principal Executive Officer), Nexeo Solutions Holdings, LLC, managing member, and Ross J. Crane, Chief Financial Officer (Principal Financial Officer), Nexeo Solutions Holdings, LLC, managing member, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

(a)the Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 5, 2014

By:	/s/ David A. Bradley
Name:	David A. Bradley
Title:	Chief Executive Officer (Principal Executive Officer)

Date: December 5, 2014

By:	/s/ Ross J. Crane
Name:	Ross J. Crane
Title:	Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Nexeo Solutions Holdings, LLC and will be retained by Nexeo Solutions Holdings, LLC and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.